EXHIBIT 10.1
This Credit Agreement Amendment has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Credit Agreement Amendment were made to, and solely for the benefit of, the other parties to this Credit Agreement Amendment. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
FIRST AMENDMENT
     THIS FIRST AMENDMENT (this “Amendment”) dated as of November 2, 2006 to the Credit Agreement referenced below is among TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and instrumentality of the United States of America (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as a Lender and as Administrative Agent.
W I T N E S S E T H
     WHEREAS, pursuant to the Fall Maturity Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of May 17, 2006 among the Borrower, the Lenders identified therein and the Administrative Agent, the Lenders agreed to make extensions of credit to the Borrower; and
     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.
     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1.   Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
     2.   Amendments. The Credit Agreement is amended in the following respects:
     (a)  The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is amended to read as follows:
       “Maturity Date” means November 11, 2007.
     (b)  The pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:

Pricing			LIBOR	Base Rate	Commitment
Tier	S&P Debt Rating	Moody’s Debt Rating	Rate Loans	Loans	Fee

1	AAA	Aaa	0.12%	0.00%	0.08%
2	AAA but on CreditWatch	Aaa but on Watchlist	0.20%	0.00%	0.10%
3	AA+	Aa1	0.35%	0.00%	0.20%
4	AA	Aa2	0.35%	0.00%	0.20%
5	AA-	Aa3	0.45%	0.00%	0.30%

     3.   Conditions Precedent. This Amendment shall become effective as of November 12, 2006 upon receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Lenders.
     4.   No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

     5.   Reaffirmation of Representations and Warranties. The Borrower represents and warrants that each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).
     6.   Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.
     7.   Governing Law. Except for those sections that specifically reference a federal statute or regulation, this Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Tennessee. The foregoing notwithstanding, to the extent the following defenses would be available to the Borrower under federal law, then such defenses shall be available to the Borrower in connection with this Amendment: (i) non-liability for punitive damages, (ii) exemption from anti-trust laws, (iii) the Borrower cannot be contractually bound by representation of an employee made without actual authority, (iv) presumption that government officials have acted in good faith and (v) limitation on the application of the doctrine of equitable estoppel to the government. For the avoidance of doubt, the Credit Agreement, as amended by this Amendment, shall continue to be governed by Section 10.14 Governing Law: Jurisdiction: Etc. and not by Section 7, Governing Law, of this Amendment.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to Fall Maturity Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	TENNESSEE VALLEY AUTHORITY

	By:	/s/ John M. Hoskins

	Name:	John M. Hoskins
	Title:	Senior Vice President, Treasurer/Investor Relations

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ John M. Hall

	Name:	John M. Hall
	Title:	Senior Vice President

LENDER:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ John M. Hall

	Name:	John M. Hall
	Title:	Senior Vice President